Exhibit 10.1

Exclusive Cooperation Agreement

This exclusive cooperation agreement (the “Agreement”) is made and entered into by and between and amongst the following corporations/organizations effective March 31, 2012, in the People’s Republic of China.

The Agreement is amongst these organizations:

(1) Hangzhou Kunjiang Education Technology Co., Ltd., a Chinese company (“Party A”)

(2) Shanghi Fuyi Education Information Consulting Co. Ltd, a private education company duly established and existing under the law of China, with its registered address at 335 Guoding Rd, Bldg #2-1507, Yangpu District, Shanghai, China (“FUYI” or “Party B” or the “School”)

 (3) Fenglong Xu and Wei Xu. with an address at 301-2 Station West Rd., Hongkou District, Shanghai, China (“Party C”)

All three of the foregoing may hereinafter be referred to as the “Parties”

WHEREAS,

(1) Party A is a company offering education information consulting and development services;

(2) Party B is an educational organization which provides educational services for schools and students within China, either directly or indirectly;

(3) Party A agrees to provide Party B’s and Party C’s education organization with support and assistance in certain services and is willing to pay service fees for such assistance;

Now, therefore, through mutual discussions, the Parties have agreed to the following:

1. Nature and Objective of Cooperation

The cooperation between the Parties is intended to utilize the Parties’ respective expertise and advantages to further promote Party B’s education services, expand their market share and develop new types of value-added education services.

2. Scope of Cooperation

2.1 Technical Services and Support

2.1.1 Party A will provide exclusive technical and market consulting services and support for Party B. Such services and support shall include without limitation:

(a) To identify or lease computer devices and servers required by and on behalf of FUYI

(b) To grant FUYI the license to use Party A’s software applications

(c) To provide relevant sales and market consulting services

(d) To provide system operation solutions and technical support

(e) To provide training for technical personnel and technical consulting services

(f) If Party C needs cash for the operation of FUYI, the relevant costs under this Agreement can be loaned to Party B and its school, by Party A at its option.

2.1.2 FUYI agrees to appoint Party A as its exclusive provider of technical services and market consulting services including but not limited to those described in paragraph 2.1.1. herein, and to pay Party A for such services.

2.2  During the term of the cooperation, FUYI shall be responsible for:

2.2.1 Maintaining the continued validity of the permits for the various education services, including without limitation, the all permits required for the operation of FUYI.

2.2.2 Completing and maintaining filings for computer and server network security.

2.2.3 Completing and maintaining filings for FUYI’s operations.

2.2.4 Establishing the supervisory mechanism for complying with Chinese laws in relation to the School and the rules and requirements formulated by various related operators.

2.3 Business Development

Subject to consultations with Party A, FUYI will be responsible for developing the market, maintaining business relationships with various educational agencies, enterprises and other partners, and executing relevant necessary business agreements.

3. Service Fee and Expenses

3.1 The Parties acknowledge that FUYI shall pay Party A the service fee of 90% of FUYI’s net income, after paying all tax.

3.2 Party A shall have the right to adjust such percentage at any time at its sole discretion according to the actual operation of  FUYI.

3.3 The Parties acknowledge that the accounting shall be conducted for FUYI on a quarterly basis. Within 10 business days after the end of each quarter or any time thereafter, FUYI shall pay the service fee to Party A’s designated bank account as instructed by Party A in a written notice. The Parties may also separately agree on the timing of payment in writing. Upon receipt of FUYI’s payment of the service fee, Party A shall produce relevant commercial invoices to FUYI according to law.

3.4 Unless otherwise agreed by the Parties in writing, the costs and expenses incurred as a result of the performance of this Agreement shall be borne by the Parties respectively.

4. Representations and Warranties

4.1 Each of the Parties represents and warrants that, as of the date of this Agreement, it has the right to execute this Agreement and has the capacity and necessary authority to perform its responsibilities and obligations hereunder; and that it will execute all documents and take all actions necessary to complete the performance of this Agreement.

4.2 Party B and Party C hereby represent and warrant that their operations are in compliance with the laws and regulations of China and the requirements of relevant competent authorities.

5. Exclusivity and Limitation on Rights

5.1 Party A, Party B, and Party C agree that the cooperation contemplated by this Agreement is exclusive.  Party B and Party C shall not transfer, pledge or assign to any third party the aforementioned rights and obligations or use such rights and obligations for the benefit of any third party, without Party A’s written consent.

5.2 Party B and Party C  agree to use the rights authorized by Party A strictly in accordance with the provisions herein, not to use such rights in any way deemed by Party A as misleading, and the way in which it uses such rights shall not prejudice Party A’s goodwill and interests.

5.3 Party B and Party C agree not to raise an objection to Party A’s relevant technology rights or the effectiveness of this Agreement during or after the term of this Agreement. This provision shall survive the termination of this Agreement.

6. Confidentiality

6.1 Each of the Parties shall hold all information about the other Parties that is known or received in connection with the execution and performance of this Agreement during the cooperation in confidence. Any of the Parties may only use such business information for purposes of performing its obligations under this Agreement. None of the Parties shall disclose such trade secrets (including the execution, performance and contents of this Agreement) to any third party without the consent of the other Parties.

6.2 Each of the Parties shall use its best efforts to disclose trade secrets learned from the other Parties to its employees, consultants, agents or contractors only for purposes of performing and complying with the terms of this Agreement.

7. Liability for Breach

7.1 Where any of the Parties breaches any provisions herein or any of its representations and warranties hereunder, or fails to perform its obligations as agreed hereunder, the non-breaching Party (“Non-Breaching Party”) shall, upon ten (10) days’ written notice, have the right to require the breaching Party (“Breaching Party”) to take adequate, effective and prompt actions to eliminate the consequences arising out of the breach, and indemnify the Non-Breaching Party for the losses incurred by it as a result of the breach by the Breaching Party.

7.2 The Breaching Party or Parties shall compensate the Non-Breaching Party or Parties for its (their) breach. The compensation shall be equal to the losses arising out of such breach, including the interests that become available after the performance of the Agreement, but shall not exceed the losses incurred arising out of the breach of this Agreement that were reasonably foreseen (or should have been foreseen) at the time this Agreement is entered into by the Parties.

7.3 Where two or more Parties breach this Agreement, the Parties shall respectively assume the liabilities as determined in Section 7.1 and 7.2 to the extent of their respective actual fault.

8. Force Majeure

8.1 Force Majeure means any events or circumstance beyond the reasonable control including any act of God or act of War.

8.2 If any of the Parties fails to perform this Agreement in part or in whole due to Force Majeure, it may be exempted from all or any of its liabilities hereunder to the extent of the effect of the Force Majeure, except as otherwise provided under the Chinese law.

8.3 If any of the Parties delays the performance of its obligations hereunder before the Force Majeure occurs, it shall not be exempted from its liabilities.

8.4 If any of the Parties fails to perform this Agreement due to Force Majeure, it shall accurately notify all the other Parties of the circumstances and reasons for such failure of performance immediately after the occurrence of such Force Majeure in a timely manner so as to reduce the losses incurred by the other Parties, and shall produce a lawful certificate issued by a notary public (or any other appropriate authority) in the place where such Force Majeure occurs, within a reasonable period of time upon the notice of Force Majeure, but not to exceed 30 days.

8.5 Any of the Parties affected by the Force Majeure may suspend the performance of its obligations hereunder until the effect of such Force Majeure is eliminated, but shall use its best efforts to remove or to assist in the removal of any obstacles as a result of such Force Majeure to eliminate any impact and minimize the losses arising out of such Force Majeure.

9. Effectiveness and Term

9.1 This Agreement shall come into effect upon the date of execution and shall remain effective for a period of twenty (20) years. Except in the circumstances specified in Section 10.2, this Agreement may be renewed through consultations upon expiration.

9.2 If either Party intends to renew this Agreement, it shall notify the other Party in writing of such intention within thirty (30) days prior to the expiration of this Agreement, and the other Party shall give a written reply within ten (10) days upon receipt of such notice.

10. Amendment and Termination

10.1 This Agreement shall not be amended or assigned unless approved by a written agreement signed by the authorized representatives of all the Parties.

10.2 This Agreement may be terminated through consultations among all the Parties by mutual agreement:

10.2.1 If the Breaching Party fails to redress its breach or take adequate, effective and prompt actions to eliminate the consequences arising out of the breach, and/or indemnify the Non-Breaching Party for the losses incurred by it as a result of the breach by the Breaching Party within 10 days after the Non-Breaching Party issues the written notice as specified in Section 7.1 hereof, the Non-Breaching Party may terminate this Agreement upon written notice.

10.2.2  If terms of this Agreement cannot be complied with by Party B or Party C because a Force Majeure persists for ninety (90) days, Party A shall have the right to terminate this Agreement upon written notice.

10.3 The termination or expiration of this Agreement due to any reason shall not affect:

10.3.1 The effectiveness of the settlement and damages clauses in this Agreement;

10.3.2 The obligations of the Parties concerning the limitations on rights specified in Section 5 herein;

10.3.3 The confidentiality obligations of all Parties under Section 6 herein.

11. Dispute Resolution and Governing Law

11.1 In the event of any dispute with respect to the interpretation and implementation of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such dispute within 30 days after the negotiation begins, any of the Parties may submit such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules.

11.2 The execution, effectiveness, interpretation and implementation of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

11.3 In the course of arbitration, the Parties shall use their best efforts to perform all the provisions of this Agreement that has not been submitted for arbitration.

12. Notices

12.1 Unless notified in writing by the other Party of a new address beforehand, all notices arising in the performance of this Agreement shall be sent to the following addresses by personal delivery, courier, facsimile, registered mail or e-mail:

Party A:

Hangzhou Kunjiang Education Technology Co., Ltd.
Hangzhou, China

Party B

Shanghai Fuyi Education Information Consulting Co. Ltd.
Address:  335 Guoding Rd, Building #2-1507, Yangpu District, Shanghai, China
Telephone:+86.21.65103389
Fax: +86.21.65100678

Party C

Owner’s Name: Fenglong Xu and Wei Xu
Address: 301-2 Station West Rd., Hongkou District, Shanghai, China

12.2 The dates on which notices and communications shall be deemed to have been effectively given shall be determined as follows:

12.2.1 Notices given by facsimile transmission shall be deemed effectively given at the time displayed on the transmission record. If the time displayed on the transmission record is after five o’clock in the afternoon, or if such time occurs in a non-business day in the recipient’s place, the time of receipt shall be the immediate next business day in the time of the recipient’s place.

12.2.2 Notices given by personal delivery (including courier) shall be deemed effectively given upon the date when such notices are signed by the receiving Party or Parties.

12.2.3 Notices given by registered mail shall be deemed effectively given upon fifteen days after the post office issues the receipt.

12.2.4 Notices given by e-mail shall be deemed effectively given at the time when the sender prints out the record for sending the relevant notices.

13. Supplemental Provisions

13.1 Either Party’s failure to excise promptly or failure to exercise its rights hereunder shall not be deemed a waiver of such rights, and any single or partial exercise of any rights shall not preclude such party’s exercise of such rights in the future.

13.2 The invalidity of any provisions of this Agreement shall not affect the validity of the other provisions of this Agreement.

13.3 Any matters not covered by this Agreement shall be determined by the Parties separately through consultations and shall be in compliance with the laws of China.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement effective on the date first above indicated.

PARTY A:

Hangzhou Kunjiang Education Technology Co. Ltd
by: /s/ Jinjin Ye

Party B
Shanghai Fuyi Education Information Consulting Co. Ltd.
by: /s/ Wei Xu

Party C

School Owners

/s/ Fenglong Xu
Fenglong Xu

/s/ Wei Xu
Wei Xu